As filed with the Securities and Exchange Commission on June 25, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________

COMVERSE, INC.
(Exact name of registrant as specified in its charter)
___________
Delaware	04-3398741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Quannapowitt Parkway Wakefield, MA (Address of Principal Executive Offices)	01880 (Zip Code)
___________

Comverse, Inc. Amended and Restated 2012 Stock Incentive Compensation Plan
 (Full title of the plan)
___________

Roy S. Luria
Senior Vice President, General Counsel and Corporate Secretary
Comverse, Inc.
200 Quannapowitt Parkway
Wakefield, MA
(Name and address of agent for service)

(781) 246-9000
(Telephone number, including area code, of agent for service)
___________________________________________
With a copy to:
Steven D. Pidgeon
DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85016
(480) 606-5100
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	2,500,000 (2)	$20.82	$52,050,000	$6048.21

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall include an indeterminate number of shares of securities that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)           This registration covers 2,500,000 additional shares of common stock, $0.01 par value (the “Common Stock”), of Comverse, Inc. (the “Registrant”), available for issuance under the Comverse, Inc. Amended and Restated 2012 Stock Incentive Compensation Plan (the “Plan”).

(3)           Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock on NASDAQ on June 17, 2015, which prices were $21.93 and $19.70, respectively. The registration fee is calculated only with respect to the additional securities registered on this registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is to register an additional 2,500,000 shares of the Registrant’s Common Stock for issuance pursuant to the Plan.  In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-184624) previously filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2012 are incorporated herein by reference, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Comverse, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 26, 2012).

4.2	Bylaws of Comverse, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 1, 2012).
4.3
Specimen Certificate for Common Stock of Comverse, Inc. (incorporated herein by reference to Exhibit 4.1 of the Registrant's Amendment No. 4 to Registration Statement on Form 10 filed with the Commission on September 19, 2012).

5.1	Opinion of DLA Piper LLP (US), counsel for the Registrant (filed herewith).
23.1	Consent of DLA Piper LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.3	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement)
99.1
Comverse, Inc. Amended and Restated 2012 Stock Incentive Compensation Plan
 (incorporated by reference to Appendix B of Comverse Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on May 28, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, State of Massachusetts, on this 24th day of June, 2015.

COMVERSE, INC.
By:	/s/ Roy S. Luria
Name:	Roy S. Luria
Title:	Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacky Wu and Roy S. Luria, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature		Title	Date

By:	/s/ Philippe Tartarvull	Director, President and Chief	June 24, 2015
	Philippe Tartarvull	Executive Officer (Principal Executive Officer)

By:	/s/ Jacky Wu	Senior Vice President and Chief	June 24, 2015
	Jacky Wu	Financial Officer (Principal Financial Officer)

By:	/s/ Shawn C. Rathje	Vice President, Chief Accounting	June 24, 2015
	Shawn C. Rathje	Officer and Corporate Controller (Principal Accounting Officer)

By:	/s/ Susan D. Bowick	Director	June 24, 2015
Susan D. Bowick

By:	/s/ James Budge	Director	June 24, 2015
James Budge

By:	/s/ Matthew A. Drapkin	Director	June 24, 2015
Matthew A. Drapkin

By:	/s/ Doron Inbar	Director	June 24, 2015
Doron Inbar

By:	/s/ Henry R. Nothhaft	Director	June 24, 2015
Henry R. Nothhaft

By:	/s/ Mark C. Terrell	Director	June 24, 2015
Mark C. Terrell